For period ended 4-30-06
Registrant Name: American Beacon Funds
File Number: 811-4984


Item 77.O     Transactions effected pursuant to Rule 10f-3.

The following Rule 10f-3 transactions were effected by the Emerging Markets Fund:

Security:                  ICICI Bank Ltd
Date of Purchase:          12/08/05
Date Offering commenced:   12/08/05
Purchase price:            26.75
Commission:                .0000
Securities acquired from:  Merrill Lynch
Affiliated Underwriter:    Morgan Stanley
Amount purchased:          42800
Total offering:            16190200